     As filed with the Securities and Exchange Commission on August 9, 2004

                                                      Registration No. 333-50369
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                           THE SPORTSMAN'S GUIDE, INC.
             (Exact name of registrant as specified in its charter)
                                ----------------

           MINNESOTA                                   41-1293081
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
 incorporation or organization)

                               411 FARWELL AVENUE
                         SOUTH ST. PAUL, MINNESOTA 55075
                                 (651) 451-3030
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                ----------------
                               GREGORY R. BINKLEY
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           THE SPORTSMAN'S GUIDE, INC.
                               411 FARWELL AVENUE
                         SOUTH ST. PAUL, MINNESOTA 55075
                                 (651) 451-3030
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                           ---------------------------

                                   COPIES TO:

                              STEVEN R. WATTS, ESQ.
                        CHERNESKY, HEYMAN & KRESS P.L.L.
                           1100 COURTHOUSE PLAZA, S.W.
                               DAYTON, OHIO 45402
                                 (937) 449-2800
                                ----------------
                       APPROXIMATE DATE OF COMMENCEMENT OF
                          PROPOSED SALE TO THE PUBLIC:
                                NOT APPLICABLE.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] ________

================================================================================

                                EXPLANATORY NOTE


         On April 17, 1998, The Sportsman's Guide, Inc. (the "Company") filed a Registration Statement on Form S-3 (No. 333-50369)(the "Registration Statement") registering the resale, by the selling shareholders named therein, of 693,561 shares of Common Stock of the Company issued upon the exercise of warrants attached to subordinated notes payable issued by the Company in private transactions. All shares registered under the Registration Statement either have been sold or are eligible for resale under Rule 144(k) of the Securities Act. This Post-Effective Amendment No. 2 to the Registration Statement is being filed to deregister the shares which remain unsold under the Registration Statement.
A total of 660,187 shares of Common Stock have been sold under the Registration Statement to date. The Company hereby deregisters 33,374 shares.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South St. Paul, State of Minnesota, on August 9, 2004.


                                    THE SPORTSMAN'S GUIDE, INC.


                                    By: /s/GREGORY R. BINKLEY
                                        -------------------------------
                                        Gregory R. Binkley
                                        President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                                   Capacity                                   Date

/s/GREGORY R. BINKLEY                   President, Chief Executive
------------------------------------    Officer and Director (principal
Gregory R. Binkley                      executive officer)

/s/CHARLES B. LINGEN                    Executive Vice President of Finance
------------------------------------    and Administration, Chief Financial
Charles B. Lingen                       Officer, Secretary/Treasurer and
                                        Director (principal financial and
                                        accounting officer)

/s/GARY OLEN                            Director                                             August 9, 2004
------------------------------------
Gary Olen

/s/LEONARD M. PALETZ*                   Director
------------------------------------
Leonard M. Paletz

/s/WILLIAM T. SENA*                     Chairman of the Board and Director
------------------------------------
William T. Sena

/s/JAY A. LEITCH                        Director
------------------------------------
Jay A. Leitch

/s/DAROLD D. RATH                       Director
------------------------------------
Darold D. Rath


*By: /s/CHARLES B. LINGEN
     ------------------------------------
     Charles B. Lingen, Attorney-in-Fact